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                                                                    EXHIBIT 99.2
PRESS RELEASE
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CONTACTS:
Robert L. Baumgardner                    Mary Ellen Goodall
Little Switzerland, Inc.                 Walter Denby
340/776-2010                             D.F. King & Co., Inc.
                                         212/269-5550

FOR IMMEDIATE RELEASE
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                         LITTLE SWITZERLAND ANNOUNCES
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                    TRANSFER TO THE NASDAQ SMALLCAP MARKET
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     ST. THOMAS, U.S. VIRGIN ISLANDS, November 11, 1999 . . . Little
Switzerland, Inc. (NASDAQ:LSVI) has been notified by The Nasdaq Stock Market, Inc. ("NASDAQ") that its common stock will be transferred to The Nasdaq SmallCap Market(SM) ("SmallCap") effective as of the open of business on Friday, November 12, 1999. The Company's new trading symbol as of such date will be "LSVIC."

     The Company's president and chief executive officer, Robert Baumgardner, stated "We are pleased with NASDAQ's decision to permit the Company's stock to be transferred to SmallCap. We believe that continued listing on NASDAQ is important to maintain liquidity for the Company's stockholders. "

     The Company's continued listing on SmallCap is subject to certain conditions, including (i) obtaining asset-based financing to pay down its existing debt and for working capital purposes and (ii) effecting a reverse stock split which is subject to approval by the Company's stockholders at its annual meeting which is currently scheduled for December 21, 1999. Although the Company will work diligently towards meeting these conditions, there is no assurance that it will be able to do so and that any actions proposed to be taken by the Company to maintain its SmallCap listing will be effective.

     This press release contains forward-looking statements with respect to certain events. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

     Little Switzerland, Inc. is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 20 stores on six Caribbean islands, and two stores in Alaska cruise ship destinations. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.
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